EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-67332, 333-51968, 333-64448 and 333-87849) and
S-3 (No. 333-79733) of Stone Energy Corporation of our report dated January 15, 2002 relating to the Statement of Combined Revenues and Direct Operating Expenses of the Acquired Properties, which appear in the Current Report on Form 8-K of Stone Energy Corporation dated January 15, 2002.


PricewaterhouseCoopers LLP

January 15, 2002
Houston, Texas